Exhibit 99.1

FOR IMMEDIATE RELEASE

Appliance Recycling Centers of America
Announces Significant Increase in Call Volume Resulting from the Orderly Liquidation of a Competitor

Minneapolis, MN—December 2, 2015—Appliance Recycling Centers of America, Inc. (Nasdaq: ARCI), a leading provider of appliance retailing and recycling services, today announced that it has received and is responding to a significant influx of inquiries from potential customers and industry members relating to appliance replacement and recycling programs. The inquiries are related to the appointment of a receiver for JACO Environmental, Inc. (“JACO”) by the Superior Court of Washington for King County. According to the Court’s order appointing the receiver, which was entered on November 18, 2015, “[JACO]’s business operations are no longer viable as a going concern and the Receiver’s authority under this Order is therefore strictly limited to conducting an orderly liquidation of a failed business, not a continuation of [JACO]’s ordinary course business operations.”
The Company believes the winding up of JACO’s business operations presents opportunities for the Company to obtain additional appliance recycling and replacement contracts with utility companies, retailers and original equipment manufacturers around the country, and that such additional contracts, if obtained, could have a material favorable impact on the Company. However, it is too early to determine whether and the extent to which the Company will obtain such contracts. To date, the Company has obtained one short-term recycling contract with a utility company in the State of Washington that was scheduled to be awarded to JACO. The Company intends to actively pursue other opportunities for additional appliance recycling and replacement contracts.
The Company has been in contact with Mark Welch, the Receiver appointed to JACO, and are working with him to acquire certain JACO assets. It is our understanding that the process to acquire assets from JACO has only begun and that it will take time to work through the approvals in the courts.
The Company has already received a considerable number of calls and inquiries from former JACO employees and subcontractors who are looking for a fresh start. We consider it to be a high priority to get as many of these people back to work. “This is a very exciting time for us as we remain committed to our current customers, employees and all the industry participants who have been affected by this surprising development,” commented Jack Cameron, ARCA's President and CEO. “We look forward to bringing our best-in-class program offerings and commitment to quality services to the ever-changing marketplace.”

About ARCA
ARCA's three business components are uniquely positioned in the industry to work together to provide a full array of appliance-related services. ARCA Advanced Processing, LLC employs advanced technology to refine traditional appliance recycling techniques to achieve optimal revenue-generating and environmental benefits. ARCA (www.ARCAInc.com) is also the exclusive North American distributor for UNTHA Recycling Technology (URT), one of the world’s leading manufacturers of technologically advanced refrigerator recycling systems and recycling facilities for electrical household appliances and electronic scrap.
ARCA's regional centers process appliances at end of life to remove environmentally damaging substances and produce material byproducts for recycling for utilities in the U.S. and Canada. Eighteen company-owned stores under the name ApplianceSmart, Inc.® sell new appliances directly to consumers and provide affordable ENERGY STAR® options for energy efficiency appliance replacement programs.
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including statements regarding ARCA’s future success. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competition in the retail and recycling industries and regulatory risks. Other factors that could cause operating and financial results to differ are described in ARCA’s periodic reports filed with the Securities and Exchange Commission. Other risks may be detailed from time to time in reports to be filed with the SEC.

FOR MORE INFORMATION, CONTACT:
Edward (Jack) R. Cameron, CEO
(952) 930-9000

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